UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

Breeze-Eastern Corporation

(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware	001-07872	95-4062211
(State or Other Jurisdiction of Incorporation of Organization)	(Commission File Number)	(IRS Employer Identification Number)

35 Melanie Lane Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 602-1001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 18, 2014, Breeze-Eastern Corporation issued a press release announcing plans for a Virginia-based Innovation and New Product Development Center. The Center, to be located in the Fredericksburg, Virginia area, will be led by Bradley Alan Repp, who has joined Breeze-Eastern as Vice President of Product Development. Mr. Repp will be responsible for managing and overseeing the day to day operation of the Center. The Company’s other essential engineering work, including testing, qualification, field and production support of legacy products and ongoing development programs, will remain in Whippany, New Jersey.

In connection with his hiring, the Company granted to Mr. Repp an option to purchase two hundred thousand (200,000) shares of our common stock. An option to purchase 25,000 shares will be immediately exercisable, and the option to purchase the remaining 175,000 shares will vest in installments of 25,000 shares based upon whether the average closing price of our common stock over a thirty-day period exceeds certain pre-determined thresholds within certain timeframes. This award to Mr. Repp was made outside of the Company’s stockholder approved equity incentive plans and was approved by the Incentive and Compensation Committee of the Company’s Board of Directors as an inducement material to Mr. Repp entering into employment with the Company pursuant to Section 711(a) of the NYSE MKT Company Guide.

The Company’s August 18, 2014 press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: changes in business conditions, changes in applicable laws, rules and regulations affecting us in locations in which we conduct business, interest rate trends, a decline or redirection of the United States (“U.S.”) defense budget, the failure of Congress to approve a budget or continuing resolution, or continuation of the current sequestration, the termination of any contracts with the U.S. Government, changes in our sales strategy and product development plans, changes in the marketplace, developments in environmental proceedings that we are involved in, continued services of our executive management team, competitive pricing pressures, security breaches, market acceptance of our products under development, delays in the development of products, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the U.S. Government or other customers, determination by us to dispose of or acquire additional assets, events impacting the U.S. and world financial markets and economies and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements, including those set forth under “Item 1A. Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the SEC on June 5, 2014 for the fiscal year ended March 31, 2014.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements. Except as required by law, we assume no duty to update or revise our forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

No.	Description

99.1	Press Release dated August 18, 2014, announcing new product innovation center and reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION

Dated: August 18, 2014	/s/ Serge Dupuis
Serge Dupuis
Chief Financial Officer & Treasurer